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                                                                    Exhibit 23.4

                    Consent of Certified Public Accountants


The Board of Directors and Shareholders
Assisted Living Concepts, Inc.


We consent to the use of our report incorporated herein by reference and the reference to our firm under heading "Experts" in the Prospectus.

                                        /s/ KPMG Peat Marwick LLP


March 31, 1997